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                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2004 relating to the financial statements and financial statement schedules of Municipal Mortgage & Equity, LLC, which appears in Municipal Mortgage & Equity, LLC's Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Baltimore, Maryland
January 21, 2005